SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

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                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

Date of Report (Date of earliest            April 6, 1998 (April 5, 1998)
       event reported):

                            Travelers Group Inc.
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       (Exact name of registrant as specified in its charter)

      Delaware                1-9924              52-1568099
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      (State or other         (Commission         (IRS Employer
      jurisdiction of         File Number)       Identification No.)
      incorporation)

      388 Greenwich Street, New York, New York            10013
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      (Address of principal executive offices)          (Zip Code)


                               (212) 816-8000
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        (Registrant's telephone number, including area code)





                            TRAVELERS GROUP INC.
                         Current Report on Form 8-K

Item 5. Other Events.

            On April 6, 1998, Travelers Group Inc. (the "Company") and Citicorp ("Citicorp") announced that they entered into a definitive agreement to combine in a merger of equals (the "Merger") . The Merger has been approved by the Boards of Directors of the Company and Citicorp. Pursuant to the Merger Agreement, each outstanding share of common stock, par value $1.00 per share, of Citicorp will be converted into the right to receive 2.5 shares of common stock, $.01 par value per share, of the Company. Each share of preferred stock of Citicorp will be converted into a share of a substantially identical series of preferred stock of the Company.

            The transaction, which is expected to be completed this summer, is subject to various regulatory approvals, including approval by the Federal Reserve Board. The Merger is also subject to approval by the stockholders of the Company and Citicorp. The Merger will be a tax-free exchange and will be accounted for on a "pooling of interests" basis.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit No.                             Description
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2.01                                    Agreement and Plan of Merger between
                                        Travelers Group Inc. and Citicorp
                                        dated as of April 5, 1997






                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

Dated: April 6, 1998

                              TRAVELERS GROUP INC.



                              By:  /s/ Charles O. Prince, III
                                   Name:  Charles O. Prince, III
                                   Title:  Executive Vice President




                               EXHIBIT INDEX



Exhibit No.           Description
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2.01                  Agreement and Plan of Merger between Travelers Group
                      Inc. and Citicorp dated as of April 5, 1998.